EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.

CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

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FRANK T. MACINNIS RETIRES FROM EMCOR GROUP, INC.
BOARD OF DIRECTORS

STEVEN B. SCHWARZWAELDER ELECTED TO THE BOARD OF DIRECTORS

NORWALK, CONNECTICUT, October 30, 2015 – EMCOR Group, Inc. (NYSE: EME) today announced that Frank T. MacInnis, a member of the Company’s board of directors and former Chief Executive Officer and Chairman of the Board, has retired. Mr. MacInnis previously served as Chairman of the Board from April 1994 to June 2013 and as Chief Executive Officer from April 1994 to January 2011.

Stephen W. Bershad, Chairman of the Board of EMCOR Group, stated: “We are grateful to Frank for his long service to our Company and our board.  The Company has benefited from his stewardship and his leadership over the last 21 years.”

The Company also announced the election of Steven B. Schwarzwaelder to its Board of Directors.

Mr. Schwarzwaelder, 60, retired from McKinsey & Company in 2007 as a Director after a career that spanned 27 years with the firm.  During his tenure with McKinsey, Mr. Schwarzwaelder was an elected member of McKinsey’s Shareholders Council from 2000 to 2006, and was a member of the Managing Director’s 5-person Advisory Committee, a member of the Director Review Committee, and the Chair of the External Candidate Election Committee.  During his last five years with McKinsey, Mr. Schwarzwaelder had oversight responsibility for McKinsey’s global functional practices.

Mr. Bershad commented: “We are pleased to welcome Steven Schwarzwaelder to EMCOR’s Board of Directors. Steven has spent a successful career advising industrial corporations in the areas of corporate and business strategy, operations, mergers and acquisitions, sales and marketing, and large-scale performance improvement programs.  This extensive and deep experience makes Steven an ideal addition to our Board and we look forward to leveraging his insights as we continue to grow EMCOR.”

Prior to joining McKinsey, Mr. Schwarzwaelder worked for Inland Steel in Chicago in both its sales and finance areas.  Since McKinsey, he has served as a senior advisor to two private equity firms: Texas Pacific Group (TPG) and Centerbridge Capital. From 2011 through March 2014, Mr. Schwarzwaelder also served on the Board of Directors of Dana Corporation.

Mr. Schwarzwaelder currently serves on the Board of Directors of two private companies: Cardinal Logistics Holdings and Nexeo Solutions.  He also serves as an executive advisor to Teletracking, a leading provider of operational systems to health care providers.

Mr. Schwarzwaelder received a liberal arts degree from Denison University and completed his MBA at the University of Chicago.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services.  This press release and other press releases may be viewed at the Company’s Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2014 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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